UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2008

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

10240 Sorrento Valley Road, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 320-8000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Executive Severance Plan

On July 17, 2008, the Compensation Committee of the Board of Directors of Websense, Inc. (the “Company”) established an Officer Change in Control Severance Benefit Plan (the “Severance Plan”) and approved individual participation agreements under the Severance Plan for specified officers (the “Participation Agreements”).   Eligible participants under the Severance Plan are officers of the Company or its affiliates who are notified by the Company that the officer is eligible to participate in the Severance Plan and delivered a Participation Agreement (the “Participants”).  The Participants include all of the named executive officers (as defined under federal securities laws and identified in our last proxy statement) of the Company, as well as other senior vice presidents and vice presidents of the Company.

Under the Severance Plan, Participants are entitled to receive severance benefits if the Participant’s employment with the Company is involuntarily terminated without Cause (as defined in the Severance Plan) or the Participant voluntarily resigns with Good Reason, as defined in each individual’s Participation Agreement (“Covered Termination”), during the period beginning 2 months prior to a specified Change in Control (as defined in the Severance Plan) and ending 18 months following a Change in Control (the “Coverage Period”).  Certain Participants are also eligible for severance benefits in the event the Participant is involuntarily terminated without Cause or resigns for Good Reason outside the Coverage Period.

Certain of the Participants are parties to employment agreements or certain statutory protections of the laws of their respective country.  These employment agreements or statutory protections will remain in effect without amendment.  To the extent the severance benefits in a Participant’s individual employment agreement or statutory protection is greater than those provided under the Severance Plan and Participation Agreement, then the Participant will be entitled to receive, without duplication, the greater severance benefits under the Participant’s employment agreement or statutory protection, as well as any additional benefits provided under the Severance Plan not otherwise available to the Participant.   In order to receive benefits under the Severance Plan, the Participant must meet certain criteria set forth in the individual’s Participant Agreement, including the execution of a general waiver and release.  A Participant’s right to benefits terminates if the Participant violates any material proprietary information, non-disparagement, confidentiality or non-solicitation obligation to the Company.

The Company has provided different severance benefits to three tiers of officers as set forth in individual Participation Agreements.  Certain executive officers of the Company, including the named executive officers (the “Executive Participants”), are entitled to the following benefits in the event of a Covered Termination during the Coverage Period, (i) a lump sum payment equal to 24 months of the Executive Participant’s base salary in effect immediately prior to the Covered Termination, (ii) a lump sum additional amount equal to the greatest of (a) the average of the last three annual bonuses paid to the Executive Participant, (b) the last annual bonus paid to the Executive Participant, (c) the average of the last three annual bonuses paid prior to the Change in Control to the Executive Participant, (d) the last annual bonus paid prior to the Change in Control to the Executive Participant, or (e) the last annual target bonus for the Executive Participant, (iii) the full acceleration of vesting on all equity awards and a 12 month extension of the Executive Participant’s option exercise period, and (iv) the payment of COBRA premiums until the earliest of (x) 18 months from employment termination, (y) the expiration of continued coverage under COBRA for the Executive Participant or (z) the date the Executive Participant is eligible for coverage from a subsequent employer.  In addition, if the amounts payable to the Executive Participant under the Severance Plan and Participation Agreement or any other arrangement in connection with a Change in Control exceed the safe harbor for parachute payments by 10% or more under federal tax law, the Executive Participant would be entitled to an additional “gross-up” payment for the payment of all of the excise taxes payable on these benefits as well as income and employment taxes imposed on the excise taxes and gross-up payments.  If the amounts payable to the Executive Participant are less than 10% in excess of the safe harbor for parachute payments, then the amounts payable to the Executive Participant would be reduced by an amount necessary to qualify the payments for the safe harbor and no gross-up payment would be made.  In the event of a Covered Termination outside of the Coverage Period, the Executive Participant will be entitled to a cash severance payment equal to six months of the Executive Participant’s base salary, and none of the other benefits described in the paragraph.

Other officers are entitled to cash severance amounts in the event of a Covered Termination during the Coverage Period equal to a lump sum cash payment of three months or twelve months of the Participant’s base salary in effect immediately prior to the Covered Termination, full acceleration of vesting on all equity awards and a 12 month extension of the Participant’s option exercise period.

The following illustrates the severance benefits that would be payable under the Severance Plan and individual Participation Agreements to the CEO and the other named executive officers identified in our last proxy statement if a Change in Control and Covered Termination were to occur as of December 31, 2008 and assuming a sale price of our common stock of $18 per share:

FOR EXAMPLE ONLY

Executive Participant	Cash payment	Additional payment (1)	COBRA (2)	Value of Equity Acceleration (3)	Gross- Up Payment	Total
Gene Hodges Chief Executive Officer	$1,114,000	$557,000	$15,633	$1,224,000	$0	$2,910,633
Douglas Wride President	$800,000	$300,000	$15,633	$180,000	$0	$1,295,633
Dudley Mendenhall	$670,000	$167,500	$15,633	$90,000	$0	$943,133
Senior Vice President and Chief Financial Officer
John McCormack	$700,000	$175,000	$15,633	$90,000	$0	$980,633
Senior Vice President, Product Development
Michael Newman	$612,000	$91,800	$15,633	$72,000	$0	$791,433
Senior Vice President and General Counsel

(1)	Assumes that the additional payment is equal to the Participants’ respective target bonus for the current fiscal year ending December 31, 2008.
(2)	Estimated amount of premiums for continued coverage under Websense’s group health plans.
(3)

Represents the fair market value of those shares subject to restricted stock unit awards, including those described later in this Form 8-k, with accelerated vesting on December 31, 2008, calculated based on an assumed closing price of $18.00 of Websense common stock on December 31, 2008. The vested and unvested options held by these executive officers which have an exercise price that exceed the assumed closing price as of December 31, 2008 are excluded from the table. None of the named executive Participants holds options with an exercise price of less than $18 per share that will not be vested as of December 31, 2008 under the normal vesting schedules.

The Severance Plan cannot be amended or terminated prior to July 17, 2010 without the consent of any Participant in the Severance Plan whose rights prior to such action would be impaired by the amendment or termination.  Effective on or after July 17, 2010, the Company may unilaterally amend or terminate the Severance Plan so long as 12 months prior written notice of the amendment or termination has been provided to a Participant in the Severance Plan whose rights would be adversely affected; provided, that, no amendment or termination can adversely affect the right of any Participant to any unpaid benefit resulting from the Participant’s termination of employment prior to the date of the amendment or termination.  Additionally, following a Change in Control, no amendment or termination may adversely affect an officer’s benefits to which an officer would become entitled under the Severance Plan as a Participant upon an involuntary termination of employment without cause if the Severance Plan had not been so amended or terminated, without the consent of such affected officer.

The foregoing descriptions of the Severance Plan is not complete and is qualified in its entirety by reference to the Severance Plan including the forms of Participation Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Restricted Stock Units

On July 17, 2008, the Compensation Committee granted restricted stock unit awards with performance vesting (“RSUs”) to certain of the Company’s officers, including each of the Company’s “named executive officers” (as defined under applicable securities laws), under the Company’s Amended and Restated 2000 Stock Incentive Plan (the “Stock Plan”).  The RSUs are evidenced by a Delayed Issuance Stock Unit Issuance Award Grant Notice and Delayed Issuance Stock Issuance Award Agreement (together, the “RSU Agreement”) which, together with the Stock Plan, set forth the terms and conditions of the RSUs.

Under the Stock Plan and the applicable RSU Agreement, each RSU represents a nontransferable right to receive one share of the Company’s Common Stock (subject to adjustment for certain specified changes in the capital structure of the Company).  In the event that one or more RSUs vest, the Company will deliver one share of the Company’s Common Stock for each RSU that has vested.   No RSUs will vest unless the Chief Executive Officer is entitled to at least an aggregate 100% target cash bonus payout based solely on the Company’s achievement of combined annual billings and annual non-GAAP operating income objectives set by the Compensation Committee for the Company’s 2008 CEO Bonus Plan, as determined by the Compensation Committee at the time it determines the bonus payable to the Chief Executive Officer under the CEO Bonus Plan.  If the performance requirement is satisfied, 50% of the RSUs will vest on February 5, 2010 and the remaining 50% will vest on February 5, 2011.  If the performance requirement is not satisfied, then the RSUs will never vest and will terminate.  Vesting will terminate if the holder terminates service as an employee of the Company unless vesting is accelerated under the Severance Plan or individual employment agreements.

The number of RSUs granted on July 17, 2008 to the Company’s “named executive officers” identified in our last proxy statement are set forth in the table below

Named Executive Officer	Number of RSUs
Gene Hodges Chief Executive Officer	20,000
Douglas Wride President	10,000
Dudley Mendenhall Senior Vice President and Chief Financial Officer	5,000
John McCormack Senior Vice President, Product Development	5,000
Michael Newman Senior Vice President and General Counsel	4,000

The foregoing is only a brief description of the material terms of the RSUs, does not purport to be complete and is qualified in its entirety by reference to the Stock Plan, the applicable form of RSU Agreement under the Stock Plan and the CEO Bonus Plan.  The Stock Plan, filed as an Exhibit to the Company’s Current Report on Form 8-K filed on October 17, 2007, the form of RSU Agreement, filed as an Exhibit to the Company’s Form 10-K for the period ended December 31, 2005, and the CEO Bonus Plan, filed as an Exhibit to the Company’s Current Report on Form 8-K filed on March 20, 2008, are incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

	Number	Description

	10.1	Officer Change in Control Severance Benefit Plan
	10.2	Form of Severance Plan Participation Agreement for Tier One Officers
	10.3	Form of Severance Plan Participation Agreement for Tier Two Officers
	10.4	Form of Severance Plan Participation Agreement for Tier Three Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: July 23, 2008	/s/ Dudley Mendenhall
Dudley Mendenhall
Chief Financial Officer (principal financial
and accounting officer)